Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheets of (i) Capital One Financial Corporation (“Capital One”), (ii) ING Bank, fsb and (iii) HSBC Finance Corporation’s, HSBC USA Inc.’s and HSBC Technology and Services (USA) Inc.’s assets and liabilities for their credit cards and private label credit card business (other than the HSBC Bank USA, National Association consumer credit card program and certain other retained assets and liabilities) (collectively, “HSBC’s domestic credit card business”) and other ING Direct assets acquired and liabilities assumed, primarily real estate, may have appeared had the businesses actually been combined as of December 31, 2011 and how the combined income statement may have appeared for the year ended December 31, 2011 assuming that the acquisition of substantially all of the ING Direct business in the United States (the “ING Direct Acquisition”) and the acquisition of HSBC’s domestic credit card business (the “HSBC Acquisition” and, together with the ING Direct Acquisition, the “Acquisitions”) were completed on January 1, 2011. The unaudited pro forma condensed combined financial information shows the impact of the Acquisitions on the combined balance sheets and the combined statements of income under the acquisition method of accounting with Capital One treated as the acquirer. Under this method of accounting, the assets and liabilities of ING Direct and HSBC’s domestic credit card business are recorded by Capital One at their estimated fair values as of the date the acquisition is completed. References to “ING Direct” refer to the business and assets of ING Bank, fsb and other assets acquired and liabilities assumed in the ING Direct Acquisition.

It is anticipated that the Acquisitions will provide Capital One with financial benefits such as expense and funding efficiencies and revenue enhancements and also result in Capital One incurring integration and restructuring expenses, among other factors, although no assurances can be given that such benefits and costs will actually be realized. These potential benefits and expenses have not been reflected in the unaudited pro forma condensed combined financial information. We have also not included any adjustments resulting from purchase accounting for impacts to the provision for loan and lease losses, other-than-temporary impairment in the securities portfolio and bargain purchase gains. As required, the unaudited pro forma condensed combined financial information includes adjustments which give effect to events that are directly attributable to the transactions and factually supportable; as such, any planned adjustments affecting the balance sheet, income statement, or shares of common stock outstanding subsequent to the acquisition completion dates are not included. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented. The unaudited pro forma business combination adjustments for the Acquisitions include the business combination adjustments Capital One recorded in accounting for the Acquisitions, which were completed on February 17, 2012 and May 1, 2012, respectively, based upon the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Capital One, ING Direct and HSBC Card and Retail Services.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following unaudited pro forma condensed combined balance sheet as of December 31, 2011, combines the December 31, 2011 historical balance sheets of Capital One, ING Direct, HSBC’s domestic credit card business, and other ING Direct assets acquired and liabilities assumed, assuming the companies had been combined on December 31, 2011 under the acquisition method of accounting.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

For the Year Ended December 31, 2011

(In millions)

	Capital One	ING Direct	HSBC		Other Assets & Liabilities		Pro Forma Adjustments - ING Direct			Pro Forma Adjustments - HSBC			Pro Forma Adjustments - Combined		Capital One ING Direct HSBC Combined
Assets:
Cash and due from banks	$2,097	$33	$			$127	$			$			$		$2,257
Interest-bearing deposits with banks	3,399	6,451		1,140				11,461	(L)		(1,140)	(Q)		10,321	21,311
								(4,394)	(A)		(14,929)	(A)		(19,323)	(19,323)
Federal funds sold and securities purchased under agreements to resell	342														342

Cash and cash equivalents	5,838	6,484		1,140		127		7,067			(16,069)			(9,002)	4,587
Restricted cash for securitization investors	791														791
Securities available for sale, at fair value	38,759	29,240		92				19	(K)		(13,705)	(A)		(13,686)	54,405
											(92)	(Q)		(92)	(92)
Securities held to maturity		575													575
Securities trading, at fair value		3													3
Notes receivable		11,461						(11,461)	(L)					(11,461)
Loans held for investment:
Unsecuritized loans held for investment, at amortized cost	88,242	41,515		31,213				(445)	(B)		6	(Q)		(439)	160,531
											(13)	(R)		(13)	(13)
											704	(B)		704	704
											(758)	(B)		(758)	(758)
Restricted loans for securitization investors	47,650														47,650

Total loans held for investment	135,892	41,515		31,213				(445)			(61)			(506)	208,114
Less: Allowance for loan and lease losses	(4,250)	(452)		(1,687)				452	(B)		1,687	(Q)		2,139	(4,250)

Net loans held for investment	131,642	41,063		29,526				7			1,626			1,633	203,864
Loans held for sale, at lower-of-cost-or-fair value	201														201
Accounts receivable from securitizations	94														94
Premises and equipment, net	2,748	100		236		33		110	(K)		(50)	(Q)		60	3,177
											227	(K)		227	227
Interest receivable	1,029	195													1,224
Goodwill	13,592	120						(120)	(C)		453	(C)		333	14,045
Core deposit intangibles								209	(D)					209	209
Purchase credit card relationship intangibles				467							2,132	(D)		2,132	2,599
											(467)	(Q)		(467)	(467)
Other identifiable intangibles		64						85	(D)					85	149
Other	11,325	2,907		1,711		15		(154)	(F)		(1,728)	(Q)		(1,882)	14,076
								7	(K)		79	(D)		86	86
											3	(D)		3	3
											35	(S)		35	35

Total assets	$206,019	$92,212		$33,172		$175		$(4,231)			$(27,556)			$(31,787)	$299,791

Liabilities:
Interest payable	$466	$2	$		$		$			$			$		$468
Customer deposits:
Non-interest bearing deposits	18,281														18,281
Interest bearing deposits	109,945	82,981				(1)		13	(E)					13	192,938

Total customer deposits	128,226	82,981				(1)		13						13	211,219
Securitized debt obligations	16,527			195							(195)	(Q)		(195)	16,527
Other debt:
Federal funds purchased and securities loaned or sold under agreements to repurchase	1,464														1,464
Senior and subordinated notes	11,034														11,034
Other borrowings	10,536					6					4,000	(A)		4,000	14,542

Total other debt	23,034					6					4,000			4,000	27,040
Other liabilities	8,100	176		1,549		14					(1,388)	(Q)		(1,388)	8,451
								(44)	(E)					(44)	(44)
											210	(D)		210	210
											39	(D)		39	39
											(44)	(S)		(44)	(44)

Total liabilities	176,353	83,159		1,744		19		(31)			2,622			2,591	263,866

Stockholders’ equity:
Common stock	5														5
Paid-in capital, net	19,274	9,647		31,428				2,000	(A)		(31,428)	(Q)		(29,428)	30,921
								(9,647)	(G)		1,250	(A)		(8,397)	(8,397)
								2,638	(G)					2,638	2,638
								444	(C)					444	444
Retained earnings / (accumulated deficit)	13,462	(318)				156		162	(G)		35	(G)		197	13,497
								(73)	(M)					(73)	(73)
Accumulated other comprehensive income (loss), net of taxes	169	(276)						276	(G)					276	169
											(35)	(G)		(35)	(35)
Less: Treasury stock, at cost	(3,244)														(3,244)

Total stockholders’ equity	29,666	9,053		31,428		156		(4,200)			(30,178)			(34,378)	35,925

Total liabilities and stockholders’ equity	$206,019	$92,212		$33,172		$175		$(4,231)			$(27,556)			$(31,787)	$299,791

Unaudited Pro Forma Condensed Combined Statement of Income

The following unaudited pro forma condensed combined statement of income as of December 31, 2011, combines the December 31, 2011 historical income statements of Capital One, ING Direct and HSBC’s domestic credit card business, and other ING Direct assets acquired and liabilities assumed, assuming the companies had been combined on December 31, 2011 under the acquisition method of accounting, and excludes pro forma adjustments for the provision for loan and lease losses, other-than-temporary impairment and ING Direct’s bargain purchase gain, which have previously been included in prior filings, as these adjustments are not considered directly attributable to the transactions and/or have no continuing impact.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2011

(In millions, except per share data)

	Capital One	ING Direct	HSBC	Other Assets & Liabilities		Pro Forma Adjustments - ING		Pro Forma Adjustments - HSBC		Pro Forma - Combined Adjustments	Capital One ING Direct HSBC Combined
Interest income:
Loans held for investment, including past-due fees	$13,774	$1,658	$4,378	$		$(179)	(B)	$(297)	(B)	$(476)	$19,334
								85	(B)	85	85
Investment & notes receivable	1,137	850	17			(159)	(L)	(273)	(A)	(432)	1,572
								(17)	(P)	(17)	(17)
Other	76	10									86

Total interest income	14,987	2,518	4,395			(338)		(502)		(840)	21,060

Interest expense:
Deposits	1,187	836				(10)	(E)			(10)	2,013
Securitized debt obligations	422										422
Senior and subordinated notes	300										300
Other borrowings	337	15	320			51	(A)	(320)	(O)	(269)	403
								13	(A)	13	13

Total interest expense	2,246	851	320			41		(307)		(266)	3,151

Net interest income	12,741	1,667	4,075			(379)		(195)		(574)	17,909
Provision for loan and lease losses	2,360	465	1,421								4,246

Net interest income after provision for loan and lease losses	10,381	1,202	2,654			(379)		(195)		(574)	13,663

Non-interest income:
Servicing and securitizations	44		22								66
Service charges and other customer-related fees	1,979	79	1,251								3,309
Interchange fees	1,318	17									1,335
Total other-than-temporary losses	(131)	(319)									(450)
Less: Non-credit component of other-than-temporary losses recorded in AOCI	110	245									355

Net other-than-temporary impairment losses recognized in earnings	(21)	(74)									(95)
Other	218	(322)	72		3			(40)	(N)	(40)	(69)

Total non-interest income (loss)	3,538	(300)	1,345		3			(40)		(40)	4,546

Non-interest expense:
Salaries and associate benefits	3,023	240	280								3,543
Marketing	1,337	75	272								1,684
Communications and data processing	681	20									701
Supplies and equipment	539	4									543
Occupancy	490	26	49					22	(K)	22	587
Other	3,262	299	1,427		1	(10)	(H)	(138)	(H)	(148)	4,841
						128	(D)	414	(D)	542	542

Total non-interest expense	9,332	664	2,028		1	118		298		416	12,441

Income from continuing operations before income taxes	4,587	238	1,971		2	(497)		(533)		(1,030)	5,768
Income tax provision	1,334	82	740			15	(I)	(195)	(I)	(180)	1,976

Net income from continuing operations, net of tax	$3,253	$156	$1,231		$2	$(512)		$(338)		$(850)	$3,792

Basic earnings per common share:
Net income per basic common share	$6.85										$6.59

Diluted earnings per common share:
Net income per diluted common share	$6.80										$6.56

Dividends paid per common share	$0.20										$0.16

Basic common shares	456					94	(J)	25	(J)	119	575

Dilutive potential common shares	459					94	(J)	25	(J)	119	578

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Acquisitions is included as of and for the year ended December 31, 2011. The historical financial statements of ING Direct, HSBC’s domestic credit card business and the other ING Direct assets acquired and liabilities assumed have been adjusted to reflect reporting reclassifications necessary to conform to the presentation of the historical financial statements of Capital One. The unaudited pro forma condensed combined financial information reflects the application of accounting principles generally accepted in the United States of America (“U.S. GAAP”) as of and for the year ended December 31, 2011. The adoption of new or changes to existing U.S. GAAP subsequent to the unaudited condensed combined pro forma financial statement date may result in changes to the presentation of the unaudited pro forma condensed combined financial information, if material.

The unaudited pro forma condensed combined financial information includes the business combination adjustments of ING Direct and HSBC’s domestic credit card business recorded by Capital One in its accounting for the Acquisitions on February 17, 2012 and May 1, 2012, respectively, based upon the fair value of the tangible and identifiable intangible assets and liabilities of ING Direct and HSBC’s domestic credit card business as of the respective closing dates.

The pro forma basic and diluted potential common shares were calculated using the actual weighted-average shares outstanding for Capital One for the periods presented, plus the incremental shares issued prior to acquisition closing date, assuming the transactions occurred on January 1, 2011.

The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Acquisitions been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

ING Direct Acquisition

On February 17, 2012, Capital One completed the previously announced acquisition of ING Direct from ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp (collectively, the “ING Direct Sellers”), pursuant to the Purchase and Sale Agreement, dated as of June 16, 2011, by and among each of the ING Direct Sellers and Capital One. The aggregate consideration paid by Capital One was 54,028,086 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Capital One and approximately $6.3 billion in cash.

The business combination was accounted for using the acquisition method of accounting. Accordingly, the assets acquired (including identifiable intangible assets) and liabilities assumed in the ING Direct Acquisition were recorded at fair value as of the acquisition date.

On February 17, 2012, Capital One issued the Shares to ING Bank, N.V. as partial consideration. On February 16, 2012, Capital One settled the forward share sale transactions entered into under the letter agreements (the “Forward Sale Agreements”), dated as of July 14, 2011, with each of Barclays Capital Inc., acting as agent for Barclays Capital plc, and Morgan Stanley & Co. LLC relating to the public offering of 40,000,000 shares of Common Stock (the “Offered Shares”) in July 2011. Pursuant to the Forward Sale Agreements, Capital One issued the Offered Shares at settlement. After underwriter’s discounts and commissions, the net proceeds to Capital One were at a forward sale price per share of $48.17, for a total of approximately $1.9 billion. Capital One used the proceeds of the equity offering and cash sourced from existing liquidity, including $3.0 billion in proceeds from the senior debt offering completed in July 2011, to fund the ING Direct Acquisition.

HSBC Domestic Credit Card Business Acquisition

On May 1, 2012, Capital One completed the previously announced acquisition of assets and the assumption of liabilities of the credit card and private label credit card business in the United States (other than the HSBC Bank USA, National Association consumer credit card program and certain other retained assets and liabilities) of HSBC Finance Corporation, HSBC USA Inc. and HSBC Technology & Services (USA) Inc. (collectively, the “HSBC Sellers”), pursuant to the Purchase and Assumption Agreement, dated as of August 10, 2011, by and among Capital One and each of the HSBC Sellers. In the HSBC Acquisition, Capital One acquired approximately $28.2 billion of credit card receivables and $0.4 billion in other net assets. The aggregate consideration paid by Capital One to the HSBC Sellers was approximately $31.1 billion in cash on May 1, 2012. Assuming the transaction was completed as of December 31, 2011, cash consideration that would have been paid is approximately $33.9 billion as shown in Note 2.

The business combination was accounted for using the acquisition method of accounting. Accordingly, the assets acquired (including identifiable intangible assets) and liabilities assumed of HSBC’s domestic credit card business were recorded at fair value as of the acquisition date, with goodwill recorded in an amount equal to the excess of the fair value of the consideration paid over the fair value of the net assets acquired. The HSBC Acquisition is a taxable asset acquisition for federal income tax purposes.

Note 2 – Pro Forma Adjustments

The unaudited pro forma condensed combined financial information for the Acquisitions includes the unaudited pro forma balance sheet as of December 31, 2011, assuming the Acquisitions were completed on December 31, 2011. The unaudited pro forma income statement for the year ended December 31, 2011 was prepared assuming the Acquisitions were completed on January 1, 2011.

Acquisition Pro Forma Adjustments

Assuming the Acquisitions took place as of December 31, 2011, the unaudited pro forma condensed combined financial information reflects the issuance of approximately 54.0 million shares of Common Stock to ING Bank, N.V., in connection with the ING Direct Acquisition and the payment of approximately $40.2 billion in cash consideration, of which $6.3 billion related to the ING Direct Acquisition and $33.9 billion related to the HSBC Acquisition.

A reconciliation of the bargain purchase gain recognized as a result of the ING Direct assets acquired and liabilities assumed as if the transaction had occurred on December 31, 2011 follows. The bargain purchase gain has been excluded from the unaudited pro forma condensed combined statement of income and included in the pro forma condensed combined balance sheet as of December 31, 2011. A bargain purchase gain of $594 million was recognized in the first quarter of 2012 upon the close of the ING Direct Acquisition.

(In millions)
Costs to acquire ING Direct:
Capital One common stock issued	$2,638	(G)
Cash consideration paid	6,321	(A)

Total consideration paid for ING Direct	8,959

ING Direct’s net assets at fair value:
ING Direct stockholders’ equity at December 31, 2011	9,209	(G)
Elimination of ING Direct’s intangibles (including goodwill) and related deferred tax liability	(161)	(D),(F)
Adjustments to reflect assets acquired at fair value:
Securities available for sale	19	(K)
Net loans	7	(B)
Deferred tax assets	(46)	(F)
Other assets	117	(K)
Adjustments to reflect liabilities assumed at fair value:
Interest-bearing deposits	(13)	(E)
Other liabilities	44	(E)

Less: Adjusted identifiable net assets acquired	9,176

Core deposit intangibles:
Adjustment to recognize core deposit intangibles	(209)	(D)
Adjustment to recognize deferred tax liability from core deposit intangibles	76	(F)

Trade name:
Adjustment to recognize trade name	(48)	(D)
Adjustment to recognize deferred tax liability from trade name	18	(F)

Other intangibles:
Adjustment to recognize other intangibles	(101)	(D)
Adjustment to recognize deferred tax liability from other intangibles	37	(F)

Less: Intangibles and related deferred tax liability for all intangibles	(227)

Total bargain purchase gain	$(444)

A reconciliation of the excess consideration paid by Capital One over HSBC’s domestic credit card business net assets acquired (“goodwill”) as of December 31, 2011 is as follows:

(In millions)
Costs to acquire HSBC:
Total consideration paid for HSBC	$33,884

HSBC’s net assets at fair value:

HSBC net assets acquired	31,227	(G)
Adjustments to reflect assets acquired at fair value:
Net loans	(67)	(B)
Premises and equipment, net	227	(K)
Other assets and other liabilities	79	(S)

Less: Adjusted identifiable net assets acquired	31,466

Purchased credit card relationship intangible asset:
Adjustment to recognize purchase credit card relationship intangible asset	(2,132)	(D)

Other intangibles:
Adjustment to recognize other intangibles and partnership contracts	167	(D)

Less: Purchased credit card relationship intangibles and other intangibles	(1,965)

Total goodwill	$453

(A)	ING Direct

Adjustment to recognize cash consideration paid to complete the ING Direct Acquisition. Capital One financed some of the cash portion of the acquisition through a combination of public equity and debt offerings. Capital One completed its financing of the $6.3 billion cash portion of the transaction via offerings of a forward sale of $1.9 billion of equity ($2.0 billion less expenses of $73 million) settled on February 16, 2012 and the remaining $4.4 billion funded from current liquidity, $3.0 billion of which was raised through a senior debt offering (underwriting fees of approximately $11 million have been recorded as a deferred asset), that were priced during the week of July 11, 2011. The unaudited pro forma combined income statement impact of the additional borrowings resulted in a pre-tax increase to interest expense of $51 million for the year ended December 31, 2011. Due to the fact that this debt was issued early in the third quarter of 2011, Capital One’s historical income statement for the year ended December 31, 2011 already reflected interest expense of approximately $51 million arising from such debt, equating to an annual interest expense of approximately $102 million. Capital One calculated the cost of the borrowings needed to complete the transaction using an interest rate of approximately 3.43% per annum for the year ended December 31, 2011. Capital One may choose to repay any such additional borrowings with cash from operations, net of securities maturities or future market borrowings.

HSBC Domestic Credit Card Business

Adjustment to recognize cash consideration paid to complete the HSBC Acquisition. Capital One financed the cash portion of the acquisition through a combination of existing cash, cash acquired from the ING Direct Acquisition, the sale of securities held available for sale and a public equity and debt offering. Specifically, Capital One used approximately $15 billion in cash, most of which was acquired in the ING Direct Acquisition, $14 billion from the sale of securities held available for sale, $1 billion through a public equity offering (assumed to be 25.2 million shares for purposes of the pro forma financial statements), and $4 billion through FHLB debt facilities. The unaudited pro forma combined income statement impact of the sale of securities resulted in pre-tax decreases to interest income of $273 million for the year ended December 31, 2011. The unaudited pro forma combined income statement impact of the additional borrowings issued resulted in pre-tax increases to interest expense of $13 million for the year ended December 31, 2011. Capital One has calculated the cost of the borrowings needed to complete the transaction using an interest rate of approximately 0.33% per annum for the year ended December 31, 2011. The cost of the borrowings may be significantly different based on changes in market rates and Capital One may choose to repay any such additional borrowings with cash from operations, net of securities maturities or future market borrowings.

(B)	ING Direct

Adjustment to eliminate ING Direct’s historical allowance for loan losses and to adjust ING Direct’s loan portfolio to fair value. The accretable yield will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The adjustment reflected is based upon fair value information as of December 31, 2011. The unaudited pro forma combined income statement impact for recognition of the accretable yield resulted in a decrease to interest income of $179 million for the year ended December 31, 2011.

Pro forma adjustments resulting from purchase accounting for impacts to the provision for loan and lease losses have been excluded from the unaudited pro forma condensed combined statement of income.

HSBC Domestic Credit Card Business

Adjustment to fair value HSBC’s domestic credit card business loan portfolio. Revolving loans, representing the majority of HSBC’s domestic credit card business loan portfolio of approximately $26 billion in receivables, will be treated under the FAS 91 method. Under the FAS 91 method and the expected cash flows to be collected accounting method, a discount or premium is recorded equal to the difference between the fair value and the outstanding loan balance at closing and will be recognized over the estimated remaining life of the loan portfolio at an effective yield using the interest method. The adjustment for the premium on revolving loans is $704 million. The unaudited pro forma combined income statement impact for recognition of the premium amortization resulted in a decrease to interest income of $297 million for the year ended December 31, 2011.

Non-revolving loans, representing approximately $1 billion in receivables, will be accounted for based on expected cash flows to be collected. The majority of non-revolving loans in HSBC’s domestic credit card business loan portfolio are delinquent accounts where revolving privileges have been suspended or revoked. Under the expected cash flows to be collected accounting method, the difference between the fair value and the outstanding loan balance at acquisition is separated into the accretable yield component and the non-accretable component. The accretable yield will be recognized over the estimated remaining life of the loan portfolio at an effective yield under the interest method. The nonaccretable difference is recorded to cover lifetime expected net credit losses and will absorb losses on loans accounted for under the SOP 03-3 method of accounting until it is exhausted. There is a discount on non-revolving loans of $758 million. The unaudited pro forma combined income statement impact for amortization resulted in an increase to interest income of $85 million for the year ended December 31, 2011.

Pro forma adjustments resulting from purchase accounting for impacts to the provision for loan and lease losses have been excluded from the unaudited pro forma condensed combined statement of income.

(C)	ING Direct

Adjustment to eliminate historical ING Direct goodwill of $120 million. Because the fair value of the net assets acquired exceeded the consideration paid by Capital One, no goodwill was recognized from the ING Direct Acquisition. Instead, a bargain purchase gain of $444 million was recognized.

HSBC Domestic Credit Card Business

Adjustment to recognize goodwill of $453 million resulting from the HSBC Acquisition. See the reconciliation of the excess consideration paid by Capital One over HSBC’s domestic credit card business net assets acquired above for more information.

(D)	ING Direct

Adjustment to recognize core deposit intangibles of $209 million, eliminate ING Direct’s historical other identifiable intangibles of $64 million, recognize other identifiable intangibles of $149 million ($85 million, net of other identifiable intangibles adjustment), and the related unaudited pro forma combined income statement impact resulting from the ING Direct Acquisition. The unaudited pro forma combined income statement impact for the adjustment resulted in a net increase to other non-interest expense of $128 million for the amortization of intangibles for the year ended December 31, 2011. See Note 3 – Core Deposit Intangibles for more information.

HSBC Domestic Credit Card Business

Adjustment to recognize purchased credit card relationship intangible liabilities of $2.1 billion, a partnership contract intangible asset of $79 million, partnership contract intangible liabilities of $210 million, other identifiable intangibles, reflected as a net liability of $36 million, and the related unaudited pro forma combined income statement impact resulting from the HSBC Acquisition. The unaudited pro forma combined income statement impact for the adjustment resulted in a net increase to other non-interest expense of $414 million for the amortization of intangibles for the year ended December 31, 2011. See Note 4 – Purchased Credit Card Relationship Intangibles and Note 5 – Partnership Contract Intangibles for more information.

(E)	ING Direct

Adjustment to ING Direct’s interest-bearing deposits of $13 million and other liabilities of $44 million to record at fair value. Approximately $10 million of the fair value adjustment for interest-bearing deposits is recognized in earnings as a pro forma adjustment for the year ended December 31, 2011 using the effective yield method.

(F)	ING Direct

Adjustment to eliminate ING Direct’s historical deferred tax liability of $23 million and record a reduction of net deferred tax assets, inclusive of the $23 million historical deferred tax liability elimination, of $154 million attributable to the fair value adjustments.

(G)	ING Direct

Adjustment to eliminate ING Direct’s historical stockholders’ equity. The ING Direct Acquisition included the issuance of approximately 54.0 million shares of Common Stock, in addition to the cash consideration discussed in unaudited pro forma adjustment (A). For purposes of these pro forma financial statements, the issuance of Common Stock is recognized in the unaudited pro forma balance sheet at the closing price on the NYSE on February 17, 2012 of $48.83 per share, which results in an increase to Capital One’s total stockholders’ equity of $2.6 billion. For more detail about the structure of the ING Direct Acquisition, see Note 1 – Basis of Pro Forma Presentation.

HSBC Domestic Credit Card Business

Adjustment to record estimated $35 million gain on sale of securities held available for sale, net of tax. The sale was completed by Capital One to fund a portion of the cash consideration for the HSBC Acquisition. For more detail about the structure of the HSBC Acquisition, see Note 1 – Basis of Pro Forma Presentation.

(H)	ING Direct

Adjustment to eliminate $10 million of amortization for intangible assets recorded on ING Direct’s historical income statement for the year ended December 31, 2011.

HSBC Domestic Credit Card Business

Adjustment to eliminate $138 million of amortization for intangible assets recorded on HSBC’s domestic credit card business historical income statement for the year ended December 31, 2011.

(I)	Adjustment to record the net tax effect of the unaudited pro forma adjustments based on an annual tax rate of 36.5%.

(J)	Represents the pro forma basic and diluted potential common shares for the incremental shares issued in connection with the Acquisitions, assuming the transactions occurred on January 1, 2011.

(K)	ING Direct

Adjustment to ING Direct’s investment securities available for sale of $19 million, fixed assets of $110 million and other assets of $7 million to record at fair value. The related fixed asset depreciation expense does not have a material impact on the unaudited pro forma combined income statement for the year ended December 31, 2011.

HSBC Domestic Credit Card Business

Adjustment to reflect the acquisition of $502 million in fixed assets, net of $227 million for fair value adjustments. The unaudited pro forma combined income statement impact for the adjustment resulted in an increase to occupancy non-interest expense of $22 million for depreciation for the year ended December 31, 2011.

(L)	ING Direct

Adjustments to reflect the settlement of the note receivable associated with the ING Direct Illiquid Assets Back-Up Facility (the “Facility”). The Facility was entered into by the parent of ING Direct and the Dutch government. As a condition to the business combination, the parent of ING Direct settled the note receivable at fair value with cash at closing of the ING Direct Acquisition. This adjustment shows the impact as of December 31, 2011 and is reflected in the determination of goodwill based on the adjustment that actually occurred at closing of the ING Direct Acquisition on February 17, 2011. An income statement adjustment for interest income on the note receivable of $159 million for the year ended December 31, 2011 is reflected.

(M)	ING Direct

Adjustment for direct incremental costs associated with the ING Direct Acquisition and the related tax impact.

(N)	HSBC Domestic Credit Card Business

Adjustment to eliminate $40 million of gain on receivables sales to related parties for notes receivable not acquired in HSBC’s domestic credit card business historical income statement for the year ended December 31, 2011.

(O)	HSBC Domestic Credit Card Business

Adjustment to eliminate $320 million of interest expense for other borrowings not acquired in HSBC’s domestic credit card business historical income statement for the year ended December 31, 2011.

(P)	HSBC Domestic Credit Card Business

Adjustment to eliminate $17 million of interest income on securities held available for sale not acquired in HSBC’s domestic credit card business historical income statement for the year ended December 31, 2011.

(Q)	HSBC Domestic Credit Card Business

Adjustment to eliminate assets, liabilities and net parent investment not acquired by Capital One and retained by HSBC Holdings plc.

The HSBC domestic credit card and retail services (“HSBC Card and Retail Services”) business acquired by Capital One was a component of HSBC Finance Corporation, an indirect wholly-owned subsidiary of HSBC North America Holdings Inc. (“HSBC North America” or “Parent”), which is an indirect wholly-owned subsidiary of HSBC Holdings plc (“HSBC”). Historically, financial statements had not been prepared on a stand-alone basis for HSBC Card and Retail Services, as it was managed and financed as part of a larger group and did not operate separately from its Parent.

As a result of the agreement to sell the HSBC Card and Retail Services business to Capital One, separate audited carve-out financial statements were prepared for HSBC Card and Retail Services. These carve-out financial statements were derived from HSBC North America’s results and prepared in a manner consistent with how HSBC North America managed the business and as if HSBC Card and Retail Services had been a stand-alone company. The carve-out financial statements were prepared in accordance with U.S. GAAP, Regulation S-X, Article 3, “General Instructions as to Financial Statements” and Staff Accounting Bulletin Topic 1-B, “Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.”

Although the allocations used in preparing the carve-out financial statements were made on a reasonable basis, the carve-out financial statements do not necessarily reflect the financial position that HSBC Card and Retail Services might have had if it had existed as a separate, stand-alone business as of and for the period presented. The $201 million difference between the acquired HSBC net assets of $31,227 million and the reported stockholders’ equity of $31,428 million, which was derived from the carve-out balance sheet, was primarily attributable to assets and liabilities not acquired by Capital One, as well as intercompany Parent company allocations.

The following table summarizes the assets and liabilities not acquired by Capital One as denoted by pro forma adjustment (Q):

(In millions)
Asset adjustments:
Interest-bearing deposits with banks	$(1,140)
Securities available for sale	(92)
Loans held for investment	6
Allowance on loans held for investment	1,687
Premises and equipment, net	(50)
Purchased credit card relationship intangibles	(467)
Other assets	(1,728)

Subtotal	(1,784)

Liability adjustments:
Securitized debt obligations	(195)
Other liabilities	(1,388)

Subtotal	(1,583)

Net amount	$(201)

(R)	HSBC Domestic Credit Card Business

Adjustment to reflect the decrease in accrued interest receivable for uncollectable amounts on receivables acquired on revolving loans of HSBC’s domestic credit card business loan portfolio.

(S)	HSBC Domestic Credit Card Business

Adjust to reflect the fair value adjustment for other assets and other liabilities primarily related to indemnification assets, capital leases and deferred revenue.

Note 3 – Core Deposit Intangibles

ING Direct

The pro forma business combination adjustments include the establishment of core deposit intangibles of $209 million as of December 31, 2011. The $209 million was based on a third-party valuation using a combination of ING Direct specific deposit information and industry specific benchmarks. The amortization of the core deposit intangibles resulting from the acquisition in the pro forma statement of income for the year ended December 31, 2011 is over a 10-year period using an accelerated amortization method.

The following table summarizes the amortization of the core deposit intangibles made in connection with the ING Direct Acquisition at an annual tax rate of 36.5%:

(In millions)	Gross Amortization	Net Amortization
Year 1	$55	$35
Year 2	47	30
Year 3	38	24
Year 4	30	19
Year 5	21	13
Year 6 and thereafter	18	12

Total	$209	$133

Note 4 – Purchased Credit Card Relationship Intangibles

HSBC Domestic Credit Card Business

The pro forma business combination adjustments include the establishment of purchased credit card relationship intangibles of $2.1 billion as of December 31, 2011. The amortization of the purchased credit card relationship intangibles resulting from the acquisition in the pro forma statement of income for year ended December 31, 2011 is over a 12-year period using an accelerated amortization method.

The following table summarizes the amortization of the purchased credit card relationship intangibles made in connection with the HSBC Acquisition at an annual tax rate of 36.5%:

(In millions)	Gross Amortization	Net Amortization
Year 1	$329	$209
Year 2	440	279
Year 3	376	239
Year 4	312	198
Year 5	248	157
Year 6 and thereafter	427	271

Total	$2,132	$1,353

Note 5 – Partnership Contract Intangibles

HSBC Domestic Credit Card Business

The pro forma business combination adjustments include the establishment of a partnership contract intangible asset of $79 million and partnership contract intangible liabilities of $210 million as of December 31, 2011. The amortization of the partnership contract intangible asset resulting from the acquisition in the pro forma statement of income for the year ended December 31, 2011 is over a 10-year period using a straight-line method. The amortization of the partnership contract intangible liabilities resulting from the acquisition in the pro forma statement of income for the year ended December 31, 2011 is over a 10-year period using an accelerated amortization method.

The following tables summarize the amortization of the partnership contract intangibles made in connection with the HSBC Acquisition at an annual tax rate of 36.5%:

(In millions)	Gross Asset Amortization	Net Asset Amortization
Year 1	$4	$3
Year 2	8	5
Year 3	8	5
Year 4	8	5
Year 5	8	5
Year 6 and thereafter	43	27

Total	$79	$50

(In millions)	Gross Liability Amortization	Net Liability Amortization
Year 1	$(27)	$(17)
Year 2	(37)	(23)
Year 3	(33)	(21)
Year 4	(29)	(18)
Year 5	(25)	(16)
Year 6 and thereafter	(59)	(37)

Total	$(210)	$(132)

Note 6 – Reconciliation of ING Direct’s Deferred Tax Pro Forma Adjustment

The ING Direct Acquisition was predominately non-taxable. The fair value adjustments related to the acquisition reflected in the pro forma balance sheet created both taxable and deductible temporary differences and resulted in a total net deferred tax adjustment of $154 million. This net deferred tax adjustment is shown as adjustment (F) on the pro forma balance sheet. The $46 million deferred tax asset adjustment presented is a component of the total net deferred tax adjustment of $154 million.

The components of the total net deferred tax adjustment and the purpose of each adjustment, including the $46 million, are presented below:

(In millions)
Adjustment to eliminate ING Direct’s historical deferred tax liability on intangibles (included in $161 million elimination)	$23
Adjustment to recognize deferred tax liability for core deposit intangibles	(76)
Adjustment to recognize deferred tax liability for trade name	(18)
Adjustment to recognize deferred tax liability for other intangibles	(37)
Adjustment to deferred tax asset to reflect temporary differences in all other assets and liabilities acquired at fair value	(46)

Net reduction in deferred taxes on pro forma balance sheet	$(154	)(F)